UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 19, 2008, Willdan Group, Inc. (the “Company”), entered into the Third Amendment (the “Amendment”) to its Credit Agreement and a related Revolving Line of Credit Note with Wells Fargo Bank, National Association.  The Amendment, effective as of December 1, 2008, reduces the aggregate revolving loan commitment from $10.0 million to $5.0 million.  Additionally, the Amendment revised the Company’s financial covenants as follows:  (i) the minimum tangible net worth requirement was increased from $15,000,000 to $20,000,000; (ii) the Company can not have net losses before taxes of more than $1,000,000 on an annual basis for the fiscal year ending January 2, 2009; (iii) commencing with the fiscal year ending January 1, 2010, the Company can not have net income after taxes of less than $1.00 on an annual basis; and (iv) commencing with the fiscal quarter ending June 30, 2009, the Company can not have net income after taxes of less than $1.00 for any fiscal quarter that immediately follows a fiscal quarter in which the Company failed to maintain net income after taxes of $1.00 or more.  The Amendment also adds Willdan Energy Solutions as a guarantor, requires the Company to deliver monthly balance sheets and income statements to Wells Fargo and makes certain other modifications as set forth therein.

In addition, as previously disclosed in the Company’s Quarterly Report on Form 10-Q for the three months ended September 26, 2008, the Company had violated a covenant under the original Credit Agreement requiring it to maintain, on a consolidated basis, net income after taxes of not less than $1.00 for any fiscal quarter that immediately follows a fiscal quarter in which the Company failed to maintain net income after taxes of not less than $1.00.  Wells Fargo formally waived this default in the Amendment.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment and Revolving Line of Credit Note attached hereto as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Third Amendment to Credit Agreement, entered into on December 19, 2008, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

10.2	Revolving Line of Credit Note for $5,000,000, dated December 1, 2008, by Willdan Group, Inc. in favor of Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: December 19, 2008	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Third Amendment to Credit Agreement, entered into on December 19, 2008, between Willdan Group, Inc. and Wells Fargo Bank, National Association, relating to the Revolving Line of Credit Note in 10.2.

10.2	Revolving Line of Credit Note for $5,000,000, dated December 1, 2008, by Willdan Group, Inc. in favor of Wells Fargo Bank, National Association.